UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

                             July 12, 2013

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:         (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On July 12, 2013, Universal Property & Casualty Insurance Company (“UPCIC”), a wholly-owned subsidiary of Universal Insurance Holdings, Inc. (“Company”), entered into a lease agreement (“Lease Agreement”) for an office building containing 29,018 rentable square feet adjacent to its principal office in Fort Lauderdale, Florida (“Property”). Pursuant to the Lease Agreement, the monthly rent for the Property is $51,932, which includes, among other charges, all sales taxes, insurance, and maintenance fees for the Property. The rent is subject to annual increase pursuant to the terms of the Lease Agreement. The term of the lease is ten years, subject to UPCIC’s purchase of the Property as described below. The Company expects to use the Property for additional office and storage space.

Also on July 12, 2013, UPCIC entered into a purchase agreement to acquire the Property (“Purchase Agreement”). The Purchase Agreement provides that the closing for the sale of the Property will take place upon the earlier of UPCIC’s assumption of the current owner’s mortgage on the Property and February 5, 2015. The closing for the sale of the Property is subject to certain closing conditions. The purchase price for the Property is $5,990,000, and UPCIC will receive a credit toward the purchase price for a portion of the rent it pays under the Lease Agreement.

The foregoing description of the Lease Agreement and Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results or events could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2012 and the Form 10-Q for the quarter ended March 31, 2013.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Office Lease, dated July 12, 2013, by and between Commercial Station LLC and Universal Property & Casualty Insurance Company

10.2	Agreement of Purchase and Sale, dated July 12, 2013, by and between Commercial Station LLC and Universal Property & Casualty Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 18, 2013	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes
President and Chief Executive Officer